Exhibit 99.1

Paylocity Announces Fourth Quarter and Fiscal Year 2017 Financial Results

•                  Q4 2017 Total Revenue of $76.1 million, up 27% year-over-year

•                  FY 2017 Total Revenue of $300.0 million, up 30% year-over-year

Arlington Heights, IL. — August 10, 2017 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the fourth quarter and full fiscal year 2017, which ended June 30, 2017.

“We ended with a strong fourth quarter, allowing us to finish the fiscal year with 30% revenue growth while driving leverage across all of our key financial metrics,” said Steve Beauchamp, President and Chief Executive Officer of Paylocity. “We also continue to realize the benefits of our sustained R&D investment, having announced several additions to our HCM product suite in fiscal 2017, including Expense, Recruiting and the newly released HR Compliance Dashboard.”

Fourth Quarter 2017 Financial Highlights

Revenue:

•                  Total revenue was $76.1 million, an increase of 27% from the fourth quarter of fiscal year 2016.

•                  Total recurring revenue was $73.4 million, representing 96% of total revenue and an increase of 27% from the fourth quarter of fiscal year 2016.

Operating Income (Loss):

•                  GAAP operating loss was ($3.4) million, compared to an operating loss of ($5.0) million in the fourth quarter of fiscal year 2016.

•                  Non-GAAP operating income was $5.5 million, compared to a non-GAAP operating loss of ($0.0) million in the fourth quarter of fiscal year 2016.

Net Income (Loss):

•                  GAAP net loss was ($3.8) million. This compares to a net loss of ($5.4) million for the fourth quarter of fiscal year 2016. Net loss per share was ($0.07) for the three months ended June 30, 2017 based on 51.6 million basic and diluted weighted average common shares outstanding. Net loss per share was ($0.11) for the three months ended June 30, 2016, based on 51.1 million basic and diluted weighted average common shares outstanding.

•                  Non-GAAP net income was $5.1 million. This compares to non-GAAP net loss of ($0.4) million for the fourth quarter of fiscal year 2016. Non-GAAP net income per share was $0.09 for the three months ended June 30, 2017, based on 54.5 million pro forma diluted weighted average common shares outstanding. Non-GAAP net loss per share was ($0.01) for the three months ended June 30, 2016, based on 51.1 million basic and diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $11.5 million compared to Adjusted EBITDA of $3.3 million in the fourth quarter of fiscal year 2016.

Fiscal Year 2017 Financial Highlights

Revenue:

•                  Total revenue was $300.0 million, an increase of 30% from fiscal year 2016.

•                  Total recurring revenue was $288.4 million, representing 96% of total revenue and an increase of 31% from fiscal year 2016.

Operating Income (Loss):

•                  GAAP operating income was $7.3 million, compared to an operating loss of ($3.6) million in fiscal year 2016.

•                  Non-GAAP operating income was $36.6 million, compared to non-GAAP operating income of $16.2 million in fiscal year 2016.

Net Income (Loss):

•                  GAAP net income was $6.7 million for fiscal year 2017. This compares to a net loss of ($3.9) million for fiscal year 2016. Net income per share was $0.12 for fiscal year 2017, based on 54.1 million diluted weighted average common shares outstanding. For fiscal year 2016 net loss was ($0.08) per share based on 50.9 million basic and diluted weighted average common shares outstanding.

•                  Non-GAAP net income was $36.0 million. This compares to non-GAAP net income of $15.9 million in fiscal year 2016. Non-GAAP net income per share was $0.67 for fiscal year 2017 based on 54.1 million diluted weighted-average common shares outstanding. Non-GAAP net income per share was $0.30 for fiscal year 2016, based on 53.5 million pro forma diluted weighted-average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $56.2 million for fiscal year 2017 compared to Adjusted EBITDA of $28.4 million for fiscal year 2016.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $103.5 million at the end of the year.

•                  Cash flow from operations for fiscal year 2017 was $62.0 million compared to $33.0 million for fiscal year 2016.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of August 10, 2017, Paylocity is issuing guidance for the first quarter and full fiscal year 2018 as indicated below.

First Quarter 2018:

•                  Total revenue is expected to be in the range of $80.3 million to $81.3 million.

•                  Adjusted EBITDA is expected to be in the range of $12.0 million to $13.0 million.

•                  Non-GAAP net income is expected to be in the range of $5.5 million to $6.5 million, or $0.10 to $0.12 per share, based on approximately 55 million diluted weighted average common shares outstanding.

Fiscal Year 2018:

•                  Total revenue is expected to be in the range of $368.0 million to $370.0 million.

•                  Adjusted EBITDA is expected to be in the range of $71.0 million to $72.0 million.

•                  Non-GAAP net income is expected to be in the range of $43.0 million to $44.0 million, or $0.78 to $0.80 per share, based on approximately 55 million diluted weighted average common shares outstanding.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its fourth quarter and fiscal year 2017 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 46527251. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income (loss) is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Pro forma diluted weighted average number of common shares are adjusted for the weighted average effect of potentially diluted shares. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products, such as ACA Compliance, to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 12, 2016.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Consolidated Balance Sheets

(in thousands, except per share data)

	As of June 30,
	2016	2017
Assets
Current assets:
Cash and cash equivalents	$86,496	$103,468
Accounts receivable, net	1,681	2,040
Prepaid expenses and other	7,409	14,879

Total current assets before funds held for clients	95,586	120,387
Funds held for clients	1,239,622	942,459

Total current assets	1,335,208	1,062,846
Long-term prepaid expenses	845	1,535
Capitalized internal-use software, net	11,427	17,394
Property and equipment, net	26,787	40,756
Intangible assets, net	10,419	8,907
Goodwill	6,003	6,003

Total assets	$1,390,689	$1,137,441

Liabilities and Stockholders’ Equity

Current liabilities:

Accounts payable	$1,621	$2,046
Accrued expenses	24,979	30,301

Total current liabilities before client fund obligations	26,600	32,347
Client fund obligations	1,239,622	942,459

Total current liabilities	1,266,222	974,806
Deferred rent	4,646	14,621
Deferred income tax liabilities, net	249	401

Total liabilities	$1,271,117	$989,828

Stockholders’ equity
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2016 and 2017	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2016 and 2017; 51,132 shares issued and outstanding at June 30, 2016 and 51,738 shares issued and outstanding at June 30, 2017	51	52
Additional paid-in capital	171,515	192,837
Accumulated deficit	(51,994)	(45,276)
Total stockholders’ equity	$119,572	$147,613
Total liabilities and stockholders’ equity	$1,390,689	$1,137,441

PAYLOCITY HOLDING CORPORATION

Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2016	2017	2016	2017
Revenues:
Recurring fees	$57,042	$72,236	$217,416	$284,817
Interest income on funds held for clients	742	1,142	2,688	3,631
Total recurring revenues	57,784	73,378	220,104	288,448
Implementation services and other	2,055	2,683	10,597	11,562
Total revenues	59,839	76,061	230,701	300,010
Cost of revenues:
Recurring revenues	18,273	23,144	66,131	85,399
Implementation services and other	8,308	10,019	31,954	38,588
Total cost of revenues	26,581	33,163	98,085	123,987
Gross profit	33,258	42,898	132,616	176,023
Operating expenses:
Sales and marketing	17,361	20,518	61,832	77,506
Research and development	7,749	7,606	26,736	29,098
General and administrative	13,188	18,208	47,598	62,123
Total operating expenses	38,298	46,332	136,166	168,727
Operating income (loss)	(5,040)	(3,434)	(3,550)	7,296
Other income (expense)	(338)	77	(124)	73
Income (loss) before income taxes	(5,378)	(3,357)	(3,674)	7,369
Income tax expense	34	487	177	651
Net income (loss)	$(5,412)	$(3,844)	$(3,851)	$6,718
Net income (loss) per share:
Basic	$(0.11)	$(0.07)	$(0.08)	$0.13
Diluted	$(0.11)	$(0.07)	$(0.08)	$0.12
Weighted-average shares used in computing net income (loss) per share:
Basic	51,058	51,602	50,913	51,415
Diluted	51,058	51,602	50,913	54,057

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2016	2017	2016	2017
Cost of revenue — recurring	$448	$610	$1,765	$2,329
Cost of revenue — implementation services and other	297	379	1,202	1,473
Sales and marketing	1,207	1,514	4,567	6,558
Research and development	714	740	2,942	3,348
General and administrative	1,973	5,288	7,723	14,086
Total	$4,639	$8,531	$18,199	$27,794

PAYLOCITY HOLDING CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended June 30,
	2016	2017
Cash flows from operating activities:

Net income (loss)	$(3,851)	$6,718
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	17,563	26,734
Depreciation and amortization expense	13,873	21,027
Deferred income tax expense	150	152
Provision for doubtful accounts	159	113
Loss on disposal of equipment	712	253
Changes in operating assets and liabilities:
Accounts receivable	(725)	(472)
Prepaid expenses and other	(3,270)	(2,074)
Accounts payable	72	219
Accrued expenses	8,310	6,465
Tenant improvement allowance	—	2,845
Net cash provided by operating activities	32,993	61,980

Cash flows from investing activities:
Capitalized internal-use software costs	(8,391)	(13,641)
Purchases of property and equipment	(16,083)	(21,338)
Lease allowances used for tenant improvements	—	(2,845)
Payments for acquisitions	(483)	—
Net change in funds held for clients	(648,403)	297,163
Net cash provided by (used in) investing activities	(673,360)	259,339

Cash flows from financing activities:
Net change in client funds obligation	648,403	(297,163)
Proceeds from exercise of stock options	137	34
Proceeds from employee stock purchase plan	2,991	3,677
Taxes paid related to net share settlement of equity awards	(5,926)	(11,342)
Excess tax benefits from stock-based compensation	—	447
Net cash provided by (used in) financing activities	645,605	(304,347)
Net Change in Cash and Cash Equivalents	5,238	16,972
Cash and Cash Equivalents—Beginning of Year	81,258	86,496
Cash and Cash Equivalents—End of Year	$86,496	$103,468
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Build-out allowances received from landlords	$1,888	$—
Purchase of property and equipment and internal-use software, accrued but not paid	$607	$667
Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes, net of refunds	$3	$28

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended June 30,		For the year Ended June 30,
	2016	2017	2016	2017
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$33,258	$42,898	$132,616	$176,023
Amortization of capitalized internal-use software costs	1,577	3,240	5,446	9,447
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	745	989	2,967	3,802
Adjusted gross profit	$35,580	$47,127	$141,029	$189,272

	Three months Ended June 30,		For the year Ended June 30,
	2016	2017	2016	2017
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$57,784	$73,378	$220,104	$288,448
Cost of recurring revenues	18,273	23,144	66,131	85,399
Recurring gross profit	39,511	50,234	153,973	203,049
Amortization of capitalized internal-use software costs	1,577	3,240	5,446	9,447
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	448	610	1,765	2,329
Adjusted recurring gross profit	$41,536	$54,084	$161,184	$214,825

	Three months Ended June 30,		For the year Ended June 30,
	2016	2017	2016	2017
Reconciliation from operating income (loss) to non-GAAP operating income (loss):
Operating income (loss)	$(5,040)	$(3,434)	$(3,550)	$7,296
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,639	8,531	18,199	27,794
Amortization of acquired intangibles	380	370	1,522	1,512
Non-GAAP operating income (loss)	$(21)	$5,467	$16,171	$36,602

	Three months Ended June 30,		For the year Ended June 30,
	2016	2017	2016	2017
Reconciliation from net income (loss) to non-GAAP net income (loss):
Net income (loss)	$(5,412)	$(3,844)	$(3,851)	$6,718
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,639	8,531	18,199	27,794
Amortization of acquired intangibles	380	370	1,522	1,512
Non-GAAP net income (loss)	$(393)	$5,057	$15,870	$36,024

	Three months Ended June 30,		For the year Ended June 30,
	2016	2017	2016	2017
Calculation of non-GAAP net income (loss) per share:
Non-GAAP net income (loss)	$(393)	$5,057	$15,870	$36,024
Diluted weighted-average number of common shares (pro forma for the year ended June 30, 2016 and three months ended June 30, 2017)	51,058	54,537	53,522	54,057
Non-GAAP net income (loss) per share	$(0.01)	$0.09	$0.30	$0.67

	Three months Ended June 30,		For the year Ended June 30,
	2016	2017	2016	2017
Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	51,058	51,602	50,913	54,057
Weighted-average effect of potentially dilutive shares	—	2,935	2,609	—
Pro forma diluted weighted-average number of common shares	51,058	54,537	53,522	54,057

	Three months Ended June 30,		For the year Ended June 30,
	2016	2017	2016	2017
Reconciliation from net income (loss) to Adjusted EBITDA:
Net income (loss)	$(5,412)	$(3,844)	$(3,851)	$6,718
Interest expense	—	—	—	—
Income tax expense	34	487	177	651
Depreciation and amortization expense	3,998	6,342	13,873	21,027
EBITDA	(1,380)	2,985	10,199	28,396
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,639	8,531	18,199	27,794
Adjusted EBITDA	$3,259	$11,516	$28,398	$56,190

	Three months Ended June 30,		For the year Ended June 30,
	2016	2017	2016	2017
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$17,361	$20,518	$61,832	$77,506
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,207	1,514	4,567	6,558
Non-GAAP Sales and Marketing	$16,154	$19,004	$57,265	$70,948

	Three months Ended June 30,		For the year Ended June 30,
	2016	2017	2016	2017
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$7,749	$7,606	$26,736	$29,098
Capitalized internal-use software costs	2,584	3,568	8,391	13,641
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	714	740	2,942	3,348
Non-GAAP Total Research and Development	$9,619	$10,434	$32,185	$39,391

	Three months Ended June 30,		For the year Ended June 30,
	2016	2017	2016	2017
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$13,188	$18,208	$47,598	$62,123
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,973	5,288	7,723	14,086
Amortization of acquired intangibles	380	370	1,522	1,512
Non-GAAP General and Administrative	$10,835	$12,550	$38,353	$46,525